Exhibit 99.1

SITO Mobile Appoints Jerry Hug as Chief Executive Officer

and Expands Board of Directors

Phil Livingston Joins as Chair of Compensation Committee

JERSEY CITY, N.J. – Nov. 13 2014 –SITO Mobile Ltd. (OTC BB: SITO), a leading mobile media solutions provider, today announced that Jerry Hug, who has been serving as the company’s interim chief executive officer, has been permanently named to the position, and as such, will also join the company’s board of directors. Additionally, it was announced that Phil Livingston has been appointed to the board of directors and will serve as the Chair of the Compensation Committee.

“Collectively, these actions strengthen the company’s leadership,” said Betsy Bernard, lead director of the board. “In his brief time as interim CEO, Jerry has led the company’s re-branding to SITO Mobile, closed a financing with Fortress Investment Group, successfully integrated the Double Vision acquisition and firmly established the company in the mobile advertising technology space, and as a result, we’re confident in his ability to drive growth and deliver results. As a board, we believe there is no better candidate to continue the company’s momentum. Phil’s addition to the board brings the company invaluable experience and a broad industry network. We look forward to benefiting from his leadership, expertise, and extensive financial, corporate governance and marketing experience.”

“I'm honored and I'm grateful to the board for the opportunity to lead this company at this inflection point as we strive to become a dominant player in the mobile messaging and advertising sector. We have assembled an exceptional team of creative, intelligent, dedicated and talented professionals to accomplish this ambitious vision,” said Jerry Hug, chief executive officer of SITO Mobile. “The company is now well positioned to increase market leadership by bringing new levels of innovation, customer experience and value to the marketplace. I look forward to working with the board, our executive leadership and employees in helping shape the future of the entire mobile advertising ecosystem.”

The addition of Phil Livingston to the board increases the total number of company directors to six. Livingston brings to SITO Mobile a proven track record of building successful companies and increasing shareholder value. He is currently Interim chief executive officer of Ambassador Group, Inc. (AGI), an educational student travel company. During his 25 years in executive leadership he has served as CEO and CFO in various Fortune 2000 companies. Among the highlights of Livingston’s career, he was CEO for the Marketing and Business Solutions organization of LexisNexis; CFO of TouchTunes Music Corporation; chief financial officer of Duff & Phelps LLC; CFO of World Wrestling Entertainment; president and CEO of Financial Executives International (FEI); and senior vice president and chief financial officer of Catalina Marketing Corporation.  He was also the CFO of Celestial Seasonings, where he managed the company’s initial public offering. Currently he serves on the boards of AGI, Rand Worldwide Inc.

About SITO Mobile Ltd.

SITO Mobile is a mobile location-based advertising platform serving businesses, advertisers and brands. Through patented technologies and an easy-to-use platform, the company’s solution allows marketers to create content targeted to key audiences, based on location, interests, behaviors and loyalty. Through the proliferation of mobile devices SITO empowers its customers to deliver actionable content in a real-time manner, which drive action and engagement from consumers, while providing key measurement and analytics that allow campaigns to be fluid and transaction driven. For more information visit www.sitomobile.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Investor Contacts:

Michael Bishop, The Blueshirt Group, +1 415.217.4968, mike@blueshirtgroup.com

Media Contacts:

Alicia V. Nieva-Woodgate, ANW Networks, +1 415.515.0866, alicia@anwnetworks.com

Michelle Van Jura, ANW Networks, +1 310.420.4062, michelle@anwnetworks.com